AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 16, 2001
                                                       FILE NO. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------


                          BOSTON SCIENTIFIC CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                                             04-2695240
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)


                           ONE BOSTON SCIENTIFIC PLACE
                        NATICK, MASSACHUSETTS 01760-1537
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                            ------------------------

      STOCK OPTIONS AND SHARES OF RESTRICTED STOCK ORIGINALLY ISSUED UNDER
      THE EMBOLIC PROTECTION INCORPORATED 1999 STOCK PLAN (THE "EPI PLAN")
         ASSUMED BY BOSTON SCIENTIFIC CORPORATION IN CONNECTION WITH THE
                 ACQUISITION OF EMBOLIC PROTECTION INCORPORATED
                                       AND
    STOCK OPTIONS ASSUMED BY BOSTON SCIENTIFIC CORPORATION IN CONNECTION WITH
     THE ACQUISITION OF QUANAM MEDICAL CORPORATION, ORIGINALLY GRANTED UNDER THE QUANAM MEDICAL CORPORATION 1996 STOCK PLAN AND 1996 EQUITY INCENTIVE
                PLAN (THE "QMC PLANS") (FULL TITLE OF THE PLANS)

                            ------------------------

                                LAWRENCE J. KNOPF
        VICE-PRESIDENT, ASSISTANT SECRETARY AND ASSISTANT GENERAL COUNSEL
                          BOSTON SCIENTIFIC CORPORATION
                           ONE BOSTON SCIENTIFIC PLACE
                        NATICK, MASSACHUSETTS 01760-1537
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (508) 650-8000
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)








                                               CALCULATION OF REGISTRATION FEE
==========================================   ============   ========================   ========================   ================
                  TITLE OF                   AMOUNT TO BE       PROPOSED MAXIMUM           PROPOSED MAXIMUM          AMOUNT OF
        SECURITIES TO BE REGISTERED           REGISTERED    OFFERING PRICE PER SHARE   AGGREGATE OFFERING PRICE   REGISTRATION FEE
------------------------------------------   ------------   ------------------------   ------------------------   ----------------
Common Stock, $0.01 par value per share
to be issued under the EPI Plan...........      13,987                $0.01 (1)                   $139.87 (1)           $0.04
------------------------------------------   ------------   ------------------------   ------------------------   ----------------
Common Stock, $0.01 par value per share
to be issued under the EPI Plan...........      55,241                $0.12 (1)                  $6,628.92 (1)          $1.66
------------------------------------------   ------------   ------------------------   ------------------------   ----------------
Common Stock, $0.01 par value per share
to be issued under the EPI Plan...........      28,702                $0.62 (1)                  $17,795.24 (1)         $4.45
------------------------------------------   ------------   ------------------------   ------------------------   ----------------
Common Stock, $0.01 par value per share
to be issued under the EPI Plan...........     266,221                $0.81 (1)                 $215,639.01 (1)        $53.91
------------------------------------------   ------------   ------------------------   ------------------------   ----------------
Common Stock, $0.01 par value per share...      86,838(2)           $15.155 (3)               $1,316,029.89 (3)       $329.01
------------------------------------------   ------------   ------------------------   ------------------------   ----------------
Common Stock, $0.01 par value per share
to be issued under the QMC Plans..........      51,046(4)             $7.22 (5)                 $368,552.12 (5)        $92.14
------------------------------------------   ------------   ------------------------   ------------------------   ----------------

(1) Based on the maximum exercise price of the shares subject to outstanding options originally issued under the Embolic Protection Incorporated 1999 Stock Plan (the "EPI Plan"). Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the exercise price per share at which such options are exercisable.

(2) Consists of 86,838 shares of restricted stock issued pursuant to the EPI Plan or upon exercise of options granted under the EPI Plan which shares are being registered for resale hereby.

(3) Estimated solely for the purpose of determining the registration fee. Calculated in accordance with Rule 457(c), based on the offering of up to 86,838 shares at a purchase price of $15.155 per share, which is the average of high and low prices reported in the New York Stock Exchange on May 11, 2001. It is not known how many of such shares will be sold under this Registration Statement or at what price such shares will be sold.

(4) Represents an aggregate of 51,046 shares of Common Stock, par value $0.01 per share (the "Common Stock") of Boston Scientific Corporation (the "Registrant") available for issuance under the Quanam Medical Corporation 1996 Equity Incentive Plan and the Quanam Medical Corporation 1996 Stock Plan (collectively, the "QMC Plans"). In addition this Registration Statement shall also cover any additional shares of Common Stock which becomes issuable under the EPI Plan and QMC Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or an other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(5) Pursuant to Rules 457(c) and 457(h) of the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price for a total of 50,046 shares of Common Stock subject to currently outstanding options are based on the per share weighted average exercise price of the stock options.

                               P R O S P E C T U S

                                 502,035 SHARES

                          BOSTON SCIENTIFIC CORPORATION

                                  COMMON STOCK




           Selling stockholders identified in this prospectus may sell up to 502,035 shares of common stock of Boston Scientific Corporation. Boston Scientific will not receive any of the proceeds from the sale of shares by the selling stockholders. Boston Scientific's common stock is listed on the New York Stock Exchange under the symbol "BSX". On May 11 2001, the closing price of the common stock, as reported on the New York Stock Exchange, was $15.41 per share. When used herein, the term "selling stockholder" includes donees, transferees, pledgees and other successors in interest.

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The selling stockholders may sell the shares of common stock described in this prospectus in public or private transactions, including underwritten transactions, on or off the New York Stock Exchange, at prevailing market prices, or at privately negotiated prices. The selling stockholders may sell shares directly to purchasers or through brokers or dealers or an underwritten offering. Brokers, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the selling stockholders. More information is provided in the section titled "Plan of Distribution."






                  The date of this prospectus is May 16, 2001.

                       WHERE YOU CAN GET MORE INFORMATION

           Boston Scientific is subject to the reporting requirements of the Securities Exchange Act of 1934 and files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwest Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC's Web site at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange under the symbol "BSX", and you can also read and inspect our filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.


              CERTAIN INFORMATION WE ARE INCORPORATING BY REFERENCE

           The SEC allows us to "incorporate by reference" information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We have filed a registration statement on Form S-8 under the Securities Act of 1933 with the SEC with respect to the common stock being offered pursuant to this prospectus. This prospectus omits certain information contained in the Registration Statement on Form S-8, as permitted by the SEC. Refer to the registration statement on Form S-8, including the exhibits, for further information about Boston Scientific and the common stock being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the Registration Statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above.

           We incorporate by reference the following documents and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering described under "Plan of Distribution":

           1. Our Annual Report on Form 10-K for the year ended December 31, 2000 filed on April 2, 2001;

           2. Our Current Reports on Form 8-K filed on February 22, 2001 and May 1, 2001,

           3. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 filed on May 15, 2001; and

           4. The descriptions of the Common Stock as set forth in the Registrant's Registration Statements pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purposes of updating any such description.

           Upon request, we will provide without charge to each person to whom a copy of this prospectus has been delivered a copy of any information that was incorporated by reference in the prospectus (other than exhibits to documents, unless the exhibits are specifically incorporated by reference into the prospectus). We will also provide upon request, without charge to each person to whom a copy of this prospectus has been delivered, a copy of all documents filed from time to time by us with the SEC pursuant to the Securities Exchange Act of 1934, as amended. Requests for copies should be directed to:

                          BOSTON SCIENTIFIC CORPORATION
                           ONE BOSTON SCIENTIFIC PLACE
                        NATICK, MASSACHUSETTS 01760-1537
                                 (508) 650-8555
                            ATTN.: INVESTOR RELATIONS

           This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information incorporated by reference or provided in this prospectus. No one else is authorized to provide you with different information. No offer of these securities is being made in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

                              CAUTIONARY STATEMENT

           THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE CONTAIN FORWARD-LOOKING STATEMENTS. WE DESIRE TO TAKE ADVANTAGE OF THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THEREFORE, WE ARE INCLUDING THIS STATEMENT FOR THE EXPRESS PURPOSE OF AVAILING BOSTON SCIENTIFIC THE PROTECTIONS OF THE SAFE HARBOR WITH RESPECT TO ALL FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS DISCUSSED IN THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS WITH RESPECT TO, AND OUR PERFORMANCE MAY BE AFFECTED
BY:

           o OUR ABILITY TO TIMELY IMPLEMENT THE GLOBAL OPERATIONS PLAN WITHIN ITS COST ESTIMATES, TO RETAIN AND ATTRACT EMPLOYEES AS IT IMPLEMENTS ITS PLANT OPTIMIZATION INITIATIVE AND TO ACHIEVE ESTIMATED OPERATING SAVINGS;
           o OUR ABILITY TO ACHIEVE MANUFACTURING COST DECLINES, GROSS MARGIN BENEFITS AND INVENTORY REDUCTIONS FROM OUR MANUFACTURING PROCESS AND SUPPLY CHAIN PROGRAMS;
           o OUR ABILITY TO CONTINUE TO REALIZE BENEFITS FROM THE EMBOLIC PROTECTION INCORPORATED, CATHETER INNOVATIONS, QUANAM MEDICAL CORPORATION AND INTERVENTIONAL TECHNOLOGIES, INC. ACQUISITIONS, INCLUDING PURCHASED RESEARCH AND DEVELOPMENT;
           o OUR ABILITY OF TO MANAGE ACCOUNTS RECEIVABLE, MANUFACTURING COSTS AND INVENTORY LEVELS AND MIX, AND TO REACT EFFECTIVELY TO CHANGING MANAGED CARE ENVIRONMENT, REIMBURSEMENT LEVELS AND WORLDWIDE ECONOMIC AND POLITICAL CONDITIONS;
           o THE POTENTIAL IMPACTS OF CONTINUED CONSOLIDATION AMONG HEALTH CARE PROVIDERS, TRENDS TOWARD MANAGED CARE, DISEASE STATE MANAGEMENT AND ECONOMICALLY MOTIVATED BUYERS, HEALTH CARE COST CONTAINMENT, THE FINANCIAL VIABILITY OF HEALTH CARE PROVIDERS, MORE STRINGENT REGULATORY REQUIREMENTS AND MORE VIGOROUS ENFORCEMENT ACTIVITIES;
           o MANAGEMENT'S ABILITY TO POSITION BOSTON SCIENTIFIC TO TAKE ADVANTAGE OF OPPORTUNITIES THAT EXIST IN THE MARKETS IT SERVES;
           o  OUR ABILITY TO RETAIN OUR ESTABLISHED SALES FORCE;
           o OUR CONTINUED COMMITMENT TO REFINE EXISTING PRODUCTS AND PROCEDURES AND TO DEVELOP NEW TECHNOLOGIES THAT CAN REDUCE RISK, TRAUMA, COST, PROCEDURE TIME, AND THE NEED FOR AFTERCARE;
           o OUR ABILITY TO DEVELOP, TRIAL AND LAUNCH PRODUCTS ON A TIMELY BASIS, INCLUDING PRODUCTS RESULTING FROM PURCHASED RESEARCH AND DEVELOPMENT;
           o  RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS;
           o THE POTENTIAL EFFECT OF FOREIGN CURRENCY FLUCTUATIONS ON REVENUES, EXPENSES AND RESULTING MARGINS AND THE TREND TOWARD INCREASING SALES AND EXPENSES DENOMINATED IN FOREIGN CURRENCIES;
           o OUR ABILITY TO MAINTAIN OUR EFFECTIVE TAX RATE FOR 2001 AND TO SUBSTANTIALLY RECOVER OUR NET DEFERRED TAX ASSETS;
           o OUR ABILITY TO MEET OUR PROJECTED CASH NEEDS AND OBTAIN ADDITIONAL FINANCING, IF NECESSARY;

           o OUR ABILITY TO MANAGE OUR RELATIONSHIP WITH MEDINOL DURING THE PENDENCY OF THE LITIGATION AND THE OUTCOME OF THE LITIGATION;
           o UNFORESEEN DELAYS, STOPPAGES OR INTERRUPTIONS IN THE SUPPLY AND/OR MIX OF NIR(R) CORONARY STENT INVENTORY, DIFFICULTIES IN MANAGING INVENTORY RELATING TO NEW PRODUCT INTRODUCTIONS AND OUR COST TO PURCHASE THE NIR(R) CORONARY STENT;
           o NIR(R) CORONARY STENT SALES AS A PERCENTAGE OF WORLDWIDE SALES AND THE MIX OF CORONARY STENT PLATFORMS;
           o VOLATILITY IN THE CORONARY STENT MARKET, COMPETITIVE OFFERINGS, DELAYS IN PRODUCT DEVELOPMENT AND THE TIMING OF SUBMISSION FOR AND RECEIPT OF REGULATORY APPROVALS TO MARKET NEW CORONARY AND PERIPHERAL STENT PLATFORMS;
           o OUR ABILITY TO REMAIN COMPETITIVE IN THE CORONARY STENT AND BALLOON MARKETS;
           o THE DEVELOPMENT OF COMPETING OR TECHNOLOGICALLY ADVANCED PRODUCTS BY OUR COMPETITORS;
           o OUR ABILITY TO DEVELOP A SOUND INTEGRATION PLAN, EFFECTIVELY INTEGRATE NEWLY ACQUIRED BUSINESSES AND REALIZE THEIR STRATEGIC AND FINANCIAL OBJECTIVES;
           o THE EFFECT OF LITIGATION AND COMPLIANCE ACTIVITIES ON OUR LEGAL PROVISION AND CASH FLOW;
           o THE IMPACT OF STOCKHOLDER CLASS ACTION, PATENT, PRODUCT LIABILITY, FEDERAL TRADE COMMISSION, MEDINOL AND OTHER LITIGATION, AS WELL AS THE OUTCOME OF THE U.S. DEPARTMENT OF JUSTICE INVESTIGATION AND THE ADEQUACY OF OUR PRODUCT LIABILITY INSURANCE;
           o THE POTENTIAL IMPACT RESULTING FROM THE EURO CONVERSION, INCLUDING ADAPTATION OF INFORMATION TECHNOLOGY SYSTEMS, COMPETITIVE IMPLICATIONS RELATED TO PRICING, AND FOREIGN CURRENCY CONSIDERATIONS; AND
           o THE TIMING, SIZE AND NATURE OF STRATEGIC INITIATIVES AND RESEARCH AND DEVELOPMENT PLATFORMS AVAILABLE TO US.

SEVERAL IMPORTANT FACTORS, IN ADDITION TO THE SPECIFIC FACTORS DISCUSSED IN CONNECTION WITH EACH FORWARD-LOOKING STATEMENT CONTAINED HEREIN AND IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE, COULD AFFECT OUR FUTURE RESULTS AND COULD CAUSE THOSE RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN AND IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. SUCH ADDITIONAL FACTORS INCLUDE, AMONG OTHER THINGS, FUTURE ECONOMIC, COMPETITIVE AND REGULATORY CONDITIONS, DEMOGRAPHIC TRENDS, FINANCIAL MARKET CONDITIONS AND FUTURE BUSINESS DECISIONS OF BOSTON SCIENTIFIC AND ITS COMPETITORS, ALL OF WHICH ARE DIFFICULT OR IMPOSSIBLE TO PREDICT ACCURATELY AND MANY OF WHICH ARE BEYOND THE CONTROL OF BOSTON SCIENTIFIC. THEREFORE, WE WISH TO CAUTION EACH READER OF THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE TO CONSIDER CAREFULLY THESE FACTORS AS WELL AS THE SPECIFIC FACTORS DISCUSSED WITH EACH FORWARD-LOOKING STATEMENT AND AS DISCLOSED IN OURS FILINGS WITH THE SEC AS SUCH FACTORS, IN SOME CASES, HAVE AFFECTED, AND IN THE FUTURE (TOGETHER WITH OTHER FACTORS) COULD AFFECT, OUR ABILITY TO IMPLEMENT OUR BUSINESS STRATEGY AND MAY CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY THE STATEMENTS EXPRESSED HEREIN AND IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE.

                          BOSTON SCIENTIFIC CORPORATION

           Boston Scientific Corporation is a worldwide developer, manufacturer and marketer of less invasive medical devices. Medical professionals use our products in a broad range of interventional medical specialties, including cardiology, electrophysiology, gastroenterology, neuro-endovascular therapy, pulmonary medicine, interventional radiology, oncology, urology and vascular surgery. Our products are generally inserted into the human body through natural openings or small incisions in the skin and can be guided to most areas of the anatomy to diagnose and treat a wide range of medical problems. These products provide effective alternatives to traditional surgery by reducing risk, trauma, cost, procedure time and the need for aftercare. The executive office and mailing address of Boston Scientific Corporation is located at One Boston Scientific Place, Natick, Massachusetts 01760-1537. Telephone inquiries may be directed to (508) 650-8000.

               THE ACQUISITION OF EMBOLIC PROTECTION INCORPORATED

           On February 27, 2001, we completed the acquisition of all of the outstanding capital stock of Embolic Protection Incorporated ("EPI"). Pursuant to the Agreement and Plan of Merger dated as of February 21, 2001, EPI was merged with and into a wholly owned subsidiary of Boston Scientific. In this merger, all of the outstanding shares of capital stock and all "vested" options to purchase shares of capital stock of the EPI were converted into the right to receive a proportional share of a cash closing payment from Boston Scientific, and all outstanding shares of EPI common stock which remained subject to repurchase rights in favor of EPI, after taking into account any acceleration of the lapsing of such rights by virtue of the merger, were converted into the right to receive shares of Boston Scientific common stock based upon a formula set forth in the merger agreement, which shares remain subject to the repurchase option, now in favor of Boston Scientific. In the merger agreement, Boston Scientific also agreed to file a registration statement on Form S-8 to register the resale of these restricted shares of common stock.

The merger became effective as of February 27, 2001 upon the filing of a Certificate of Merger with the Office of the Secretary of State of the State of Delaware.

                              SELLING STOCKHOLDERS

           As used in this prospectus, the term "selling stockholders" includes the holders listed below and the beneficial owners of the shares offered hereby and their donees, transferees, pledgees and other successors in interest (other than purchasers pursuant to this prospectus).

           The information provided in the table below with respect to each selling stockholder has been obtained from such selling stockholder. Except as otherwise disclosed below, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with Boston Scientific or any of its predecessors or affiliates. Because the selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them, no estimate can be given as to the number of shares of common stock that will be beneficially owned by the selling stockholders after this registration statement is declared effective. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided to Boston Scientific the information regarding the shares of common stock beneficially owned by them, all or a portion of the shares of common stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act.

           The following table sets forth certain information regarding the beneficial ownership of the shares by the selling stockholders as of May 1, 2001. None of the selling stockholders owns 1% or more of the outstanding common stock and none of the selling stockholders will hold any shares of common stock after the offering. As of May 1, 2001, there were approximately 401,570,538 million shares of the common stock issued and outstanding. All of the shares are subject to vesting provisions and a right of repurchase by Boston Scientific imposed by a stock restriction agreement by and between the selling stockholder and Boston Scientific, which repurchase right lapses over time. Shares cannot be transferred until such repurchase right lapses with respect to such shares.

                                         Shares Beneficially
             Name of Selling                Owned Prior to            Shares
              Stockholders                   Offering (1)            Offered
              ------------                   ------------            -------
           Donald M. Baim, M.D.                  2,228                 2,228
           Jonathan Bohane                      10,029                10,029
           Jackson Demond                        3,377                 3,377
           Christy Flahavan                      4,011                 4,011
           Jeffery Gold                          4,609                 4,609
           Jeff Krolik                           3,629                 3,629
           Milton McColl                        30,088                30,088
           Richard Renati                        5,699                 5,699
           Amr Salahieh                         21,229                21,229
           Rhonda Santoni                        1,202                 1,202
           Certain unnamed non-affiliates
              as a group (2 persons)               737                   737
           Total:                               86,838                86,838


(1) Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities and Exchange Act of 1934, as amended. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to shares, subject to community property laws where applicable.

                              PLAN OF DISTRIBUTION

           The shares offered hereby by the selling stockholders may be sold from time to time by the selling stockholders, or by pledgees, donees, transferees or other successors in interest (other than purchasers of the shares pursuant to this prospectus), as a principal or through one or more brokers, dealers or agents from time to time in one or more transactions on the New York Stock Exchange (which may involve crosses or block transactions), in special offerings, in negotiated transactions, or otherwise. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and brokers, dealers or agents, or purchasers. The selling stockholders may effect such transactions by selling the shares directly to purchasers or by selling shares to or through brokers or dealers and such brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares for whom such brokers or dealers may act as agent, or to whom they sell as principal, or both (which compensation to a particular underwriter, broker or dealer might be in excess of customary commissions or be changed from time to time). The selling stockholders and any brokers, dealers or agents who participate in a sale of the shares may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act and the commissions paid or discounts allowed to any of such underwriters, brokers, dealers or agents in addition to any profits received on resale of the shares if any of such brokers, dealers or agents should purchase any shares as a principal may be deemed to be underwriting discounts or commissions under the Securities Act.

           In addition, any shares covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to the prospectus. A selling stockholder also may pledge the shares as collateral for margin accounts and the shares may be resold pursuant to the terms of such accounts.

           Boston Scientific will pay all of the expenses incident to the registration of the shares to the public hereunder other than commissions, fees and discounts of brokers, dealers, agents and the selling stockholders' attorney's fees.

           Until the distribution of the shares is completed, rules of the SEC may limit the ability of any underwriters and any other person participating in the distribution of the shares to bid for and purchase the common stock. As an exception to these rules, underwriters are permitted to engage in certain transactions that stabilize the price of the common stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock. If any underwriters create a short position in the shares in connection with the offering, selling more shares than are set forth on the cover page of this prospectus, the underwriters may reduce that short position by purchasing shares of common stock in the open market. Purchases of the common stock for the purpose of stabilization or to reduce a short position could cause the price of the common stock to be higher than it might be in the absence of such purchases. In addition, rules of the SEC may limit the timing of purchases and sales of shares of common stock by the selling stockholders and any other such person. All of the foregoing may limit the marketability of the shares and the ability of any underwriter, broker, dealer or agent to engage in market making activities.

                                 USE OF PROCEEDS

           Boston Scientific will not receive any of the proceeds from the sale of any of the shares by the selling stockholders.

                                  LEGAL MATTERS

           Legal matters in connection with the issuance of Common Stock offered hereby have been passed upon for the Registrant by Lawrence J. Knopf, Vice President, Assistant General Counsel and Assistant Secretary of Boston Scientific. Mr. Knopf holds shares and options to purchase shares of the Registrant's Common Stock and is compensated by the Registrant as an officer of the Registrant.

                                     EXPERTS

           Ernst & Young LLP, independent auditors, have audited our consolidated financial statements incorporated by reference and included in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement therein and incorporated herein by reference. Our financial statements are incorporated by reference in reliance upon Ernst & Young's report, given on their authority as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


ITEM 3:    INCORPORATION OF DOCUMENTS BY REFERENCE

           The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

           1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 filed on April 2, 2001;

           2. The Registrant's Current Reports on Form 8-K filed on February 22, 2001 and May 1, 2001;

           3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 filed on May 15, 2001; and

           4. The descriptions of the Common Stock as set forth in the Registrant's Registration Statements pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purposes of updating any such description.

           In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filling of such documents.

ITEM 4:    DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5:    INTERESTS OF NAMED EXPERTS AND COUNSEL

           Legal matters in connection with the issuance of Common Stock offered hereby have been passed upon for the Registrant by Lawrence J. Knopf, Vice President, Assistant Secretary and Assistant General Counsel of Boston Scientific. Mr. Knopf holds shares and options to purchase shares of the Registrant's Common Stock and is compensated by the Registrant as an officer of the Registrant.

ITEM 6:    INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Generally, Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person for claims arising against the person for serving as a present or former director, officer, employee, or agent of the corporation. Indemnity is available only if the person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. If the claim is a criminal action, indemnification may be available only if the person had no reasonable cause to believe his or her conduct was unlawful. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the claim.

           A Delaware corporation may also indemnify persons against expenses (including attorneys' fees) incurred for actions brought by or on behalf of the corporation subject to the conditions discussed above, except that no indemnification is permitted in respect of any claim as to which the person shall have been found to be liable to the corporation unless a court determines that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity. To the extent the person is successful in defending the claim, the corporation may indemnify the person against expenses (including attorneys' fees) actually and reasonably incurred. The indemnification and advancement of expenses provided for in Section 145 is not exclusive of any other rights to which the person may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise.

           Section 145 of the DGCL also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute. The Registrant maintains reasonable levels of insurance against liabilities for indemnification which it may incur under its Certificate of Incorporation, By-laws and indemnification agreements.

           Article Tenth of the Registrant's Certificate of Incorporation provides that the Registrant will indemnify, defend and hold harmless directors, officers, employees and agents of the Registrant to the fullest extent currently permitted under the DGCL. In addition, Article Ninth of the Registrant's Certificate of Incorporation, as permitted by Section 102(b) of the DGCL, provides that neither the Registrant nor its stockholders may recover damages from the Registrant's directors for a breach of their fiduciary duty in the performance of their duties as directors of the Registrant, unless the breach relates to: (i) the director's duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or (iv) any transactions for which the director derived an improper benefit. The Registrant's By-laws provide for indemnification of the Registrant's directors, officers, employees and agents on the terms permitted under Section 145 of the DGCL summarized above.

           The Registrant has entered into indemnification agreements with its directors and executive officers. These agreements provide rights of indemnification that are substantially similar to those provided by the Registrant's Certificate of Incorporation and By-laws. Additionally, the agreements provide that (i) within thirty days of a written demand for indemnification, and within five business days of a request for an advance of expenses, the Registrant shall either make payment or determine that the relevant standards for indemnification have not been met; (ii) in any action brought by an indemnitee to enforce the right to indemnification or advances, the burden of proving that any indemnification or advance is not appropriate shall be on the Registrant; (iii) neither the timing of the Registrant's decision whether to indemnify nor any determination by the Registrant shall create any presumption that the indemnitee has not met the applicable standards; and (iv) the indemnitee's expenses incurred in bringing an action to recover expenses under any directors' and officers' liability insurance policies maintained by the Registrant shall also be indemnified by the Registrant.

ITEM 7:    EXEMPTION FROM REGISTRATION CLAIMED.

           The issuance of the shares of restricted stock covered by this Registration Statement and offered for resale by the prospectus included herein were made in reliance on, among other applicable exemptions from registration, Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act. The stockholders of EPI approved the transaction, including the issuance of the shares covered by this Registration Statement by majority written consent on February 27, 2001. An information statement prepared by Boston Scientific and pertaining to the transaction and a purchaser questionnaire (intended to confirm which EPI stockholders were "Accredited Investors" as defined in the Rule 502 under the Securities Act) were distributed to the EPI stockholders, having been first mailed on February 23, 2001. In addition, the stockholders representative committee of EPI named in the merger agreement agreed to act as purchaser representative for the 28 stockholders of EPI that did not return questionnaires indicating that they were "Accredited Investors." Following the closing of the transaction, a notice of sale of securities pursuant to Regulation D on Form D was filed with the SEC.

ITEM 8:    EXHIBITS

           The following exhibits are filed as part of this Registration
Statement:

           4.1 Second Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to Annual Report on Form 10-K for the year ended December 31, 1993,
                 Exhibit 3.2 to Annual Report on Form 10-K for the year ended December 31, 1994, and Exhibit 3.3 to Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-11083).

           4.2 Restated By-Laws of the Registrant, incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 of the Registrant (Reg. No. 33-46980).

           4.3 Specimen certificate representing Boston Scientific Common Stock, incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 of the Registrant (Reg. No. 33-46980).

          *5.1 Opinion and Consent of Assistant General Counsel as to the legality of the securities being registered.

          *10.1 Embolic Protection Incorporated 1999 Stock Plan assumed by Registrant.

          *10.2 Quanam Medical Corporation 1996 Equity Incentive Plan assumed by Registrant

          *10.3  Quanam Medical Corporation 1996 Stock Plan assumed by
                 Registrant

          *23.1  Consent of Ernst & Young LLP.

           23.2 Consent of Assistant General Counsel (contained in his opinion filed as Exhibit 5.1).

           24 Power of Attorney (contained on the signature page of this Registration Statement).
----------------------------
           *  Filed herewith

ITEM 9:    UNDERTAKINGS

           The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

           (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Natick, The Commonwealth of Massachusetts, on this 16th day of May, 2001.

                                 BOSTON SCIENTIFIC CORPORATION

                                 By: /s/ Lawrence C. Best
                                     ------------------------------------
                                     Lawrence C. Best
                                     Senior Vice President - Finance and
                                     Administration, and Chief Financial Officer



                                POWER OF ATTORNEY

           We, the undersigned officers and Directors of Boston Scientific Corporation, hereby severally constitute and appoint Lawrence C. Best, Paul W. Sandman and Lawrence J. Knopf, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and Directors to enable Boston Scientific Corporation to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures, as they may be signed by our said attorneys or any of them, to said Registration Statement and any and all amendments thereto.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 16th day of May, 2001.


       SIGNATURE                                    TITLE
       ---------                                    -----

/s/ John E. Abele                       Director, Founder Chairman
-------------------------
John E. Abele


/s/ Lawrence C. Best                    Senior Vice President - Finance and
-------------------------               Administration, and Chief Financial
Lawrence C. Best                        Officer (Principal Financial and
                                        Accounting Officer)

/s/ Joseph A. Ciffolillo                Director
-------------------------
Joseph A. Ciffolillo


/s/ Joel L. Fleishman                   Director
-------------------------
Joel L. Fleishman


/s/ Ray J. Groves                       Director
-------------------------
Ray J. Groves


/s/ Lawrence L. Horsch                  Director
-------------------------
Lawrence L. Horsch


/s/ N. J. Nicholas, Jr.                 Director
-------------------------
N. J. Nicholas, Jr.


/s/ Peter M. Nicholas                   Director, Founder, and
-------------------------               Chairman of the Board
Peter M. Nicholas


/s/ Warren B. Rudman                    Director
-------------------------
Warren B. Rudman


/s/ James R. Tobin                      Director, President and
-------------------------               Chief Executive Officer
James R. Tobin                          (Principal Executive Officer)

                                  EXHIBIT INDEX
                                  -------------




Exhibit No           Description of Documents
----------           ------------------------

   4.1 Second Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to Annual Report on Form 10-K for the year ended December 31, 1993, Exhibit 3.2 to Annual Report on Form 10-K for the year ended December 31, 1994, and Exhibit
          3.3 to Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-11083).

   4.2    Restated By-Laws of the Registrant, incorporated by reference to
          Exhibit 3.2 to the Registration Statement on Form S-1 of the Registrant (Reg. No. 33-46980).

   4.3 Specimen certificate representing Boston Scientific Common Stock, incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 of the Registrant (Reg. No. 33-46980).

   *5.1 Opinion and Consent of Assistant General Counsel as to the legality of the securities being registered.

   *10.1  Embolic Protection Incorporated 1999 Stock Plan assumed by Registrant.

   *10.2 Quanam Medical Corporation 1996 Equity Incentive Plan assumed by Registrant

   *10.3  Quanam Medical Corporation 1996 Stock Plan assumed by Registrant

   *23.1  Consent of Ernst & Young LLP.

   23.2 Consent of Assistant General Counsel (contained in his opinion filed as Exhibit 5.1).

   24 Power of Attorney (contained on the signature page of this Registration Statement).


-------------------------
   *      Filed herewith